Exhibit 10.14

EXECUTION VERSION

AMENDMENT NO. 1 TO LOAN AND SERVICING AGREEMENT, dated as

of September 8, 2023 (this “Amendment”), among MSD BDC SPV II, LLC, a Delaware limited liability company, as borrower (the “Borrower”), MSD Investment Corp., a Maryland corporation, as collateral manager (the “Collateral Manager”) and as equityholder (the “Equityholder”), Citizens Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), as a required lender (in such capacity, a “Required Lender”) and as a lender (in such capacity, a “Lender”), EverBank, N.A., as a Lender, Texas Capital Bank, as a Lender, and Western Alliance Bank, as a Lender.

WHEREAS, the Borrower, the Equityholder, the Collateral Manager, MSD Investment Corp., as the seller, U.S. Bank Trust Company, National Association, as the collateral agent, U.S. Bank National Association, as the account bank and the collateral custodian, the Administrative Agent, Citizens Bank, N.A. as the swingline lender, and each Lender party thereto are party to the Loan and Servicing Agreement, dated as of August 15, 2023 (as amended, supplemented, amended and restated and otherwise modified from time to time, the “Loan Agreement”);

WHEREAS, the Borrower, the Collateral Manager, the Equityholder, the Administrative Agent, the Required Lender and the Lenders have agreed to amend the Loan Agreement in accordance with Section 11.01 of the Loan Agreement and subject to the terms and conditions set forth herein; and

NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.1. Defined Terms. Terms used but not defined herein have the respective meanings given to such terms in the Loan Agreement.

ARTICLE II

Amendments

SECTION 2.1. Amendments to the Loan Agreement. The Loan Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double underlined text) as set forth on the pages of the Loan Agreement attached as Exhibit A hereto.

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ARTICLE III

Conditions to Effectiveness

SECTION 3.1. This Amendment shall become effective as of the date first written above upon the satisfaction of the following conditions:

(a)
execution and delivery of this Amendment by each party hereto;

(b)
all fees (including reasonable and documented fees, disbursements and other charges of external counsel to the extent invoiced one Business Day prior to the date hereof) due to the Lenders on or prior to the effective date of this Amendment have been paid in full;

(c)
the Administrative Agent and the Lenders shall have received the executed legal opinion or opinions of Morgan, Lewis & Bockius LLP, counsel to the Borrower, addressed to the Administrative Agent and the Lenders dated as of the date hereof, each in form and substance acceptable to the Administrative Agent and each Lender in its reasonable discretion; and

(d)
the Administrative Agent and the Lenders shall have received a good standing certificate for the Borrower issued by the applicable office body of its jurisdiction of organization and a certified copy of the resolutions of the board of managers or directors (or similar items) of the Borrower approving this Amendment and the transactions contemplated hereby, certified by its secretary or assistant secretary or other authorized officer.

ARTICLE IV

Representations and Warranties

SECTION 4.1. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders that, as of the date first written above, (i) no Event of Default, Unmatured Event of Default, Collateral Manager Default or Unmatured Collateral Manager Default has occurred and is continuing and (ii) the representations and warranties of the Borrower contained in the Loan Agreement are true and correct in all material respects on and as of such day (other than any representation and warranty that is made as of a specific date).

ARTICLE V

Miscellaneous

SECTION 5.1. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

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SECTION 5.2. Severability Clause. In case any provision in this Amendment shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 5.3. Ratification. Except as expressly amended and waived hereby, the Loan Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

SECTION 5.4. Counterparts; Electronic Execution. The parties hereto may sign one or more copies of this Amendment in counterparts, all of which together shall constitute one and the same agreement. Delivery of an executed signature page of this Amendment by email transmission shall be effective as delivery of a manually executed counterpart hereof. The parties agree that this Amendment may be executed and delivered by electronic signatures and that the electronic signatures appearing on this Amendment are the same as handwritten signatures for the purposes of validity, enforceability and admissibility.

SECTION 5.5. Headings. The headings of the Articles and Sections in this Amendment are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

MSD BDC SPV II, LLC, as Borrower

By: /s/ Brian Williams

Name: Brian Williams

Title: Chief Financial Officer & Treasurer

[Signature Page to Amendment No. 1 to Loan and Servicing Agreement]

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MSD INVESTMENT CORP., as Equityholder and as Collateral Manager

By: /s/ Brian Williams

Name: Brian Williams

Title: Chief Financial Officer & Treasurer

[Signature Page to Amendment No. 1 to Loan and Servicing Agreement]

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CITIZENS BANK, N.A., as Administrative Agent

By: /s/ Peter C Rogers

Name: Peter C Rogers

Title: Managing Director

[Signature Page to Amendment No. 1 to Loan and Servicing Agreement]

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CITIZENS BANK, N.A., as a Required Lender and as a Lender

By: /s/ Peter C Rogers

Name: Peter C Rogers

Title: Managing Director

[Signature Page to Amendment No. 1 to Loan and Servicing Agreement]

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EVERBANK, N.A., as a Lender

By: /s/ Martin O'Brien

Name: Martin O'Brien

Title: Director

[Signature Page to Amendment No. 1 to Loan and Servicing Agreement]

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TEXAS CAPITAL BANK, as a Lender

By: /s/ Ana Vega

Name: Ana Vega

Title: Vice-President, Relationship Manager

[Signature Page to Amendment No. 1 to Loan and Servicing Agreement]

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WESTERN ALLIANCE BANK, as a Lender

By: /s/ Tyler Peterson

Name: Tyler Peterson

Title: Vice President

[Signature Page to Amendment No. 1 to Loan and Servicing Agreement]

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Exhibit A

CONFORMED LOAN AND SERVICING AGREEMENT

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EXECUTION VERSION

Conformed through Amendment No. 1 dated September 8, 2023

LOAN AND SERVICING AGREEMENT

Dated as of August 15, 2023 among

MSD BDC SPV II, LLC,

as the Borrower

MSD INVESTMENT CORP.,

as the Collateral Manager

MSD INVESTMENT CORP.,

as the Equityholder

MSD INVESTMENT CORP.,

as the Seller

CITIZENS BANK, N.A.,

as the Swingline Lender

CITIZENS BANK, N.A.,

as the Administrative Agent

EACH OF THE LENDERS FROM TIME TO TIME PARTY HERETO,

as the Lenders

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as the Collateral Agent and

U.S. BANK NATIONAL ASSOCIATION,

as the Account Bank and the Collateral Custodian

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“Commitment” means, with respect to each Lender, (a) prior to the end of the Reinvestment Period or for purposes of Advances made pursuant to Section 2.02(g), the dollar amount set forth opposite such Lender’s name on Annex A hereto (as such amount may be reduced pursuant to Section 2.18 or increased pursuant to Section 2.21 or otherwise revised from time to time in accordance with the terms hereof) or the amount set forth as such Lender’s “Commitment” on Schedule I to the Joinder Supplement relating to such Lender, as applicable;

(b) on or after the end of the Reinvestment Period (other than for purposes of Advances made pursuant to Section 2.02(g)), such Lender’s Pro Rata Share of the aggregate Advances Outstanding; and (c) on or after the Termination Date, zero.

“Concentration Limitations” means the concentration limitations, calculated as of any date of determination with respect to each Eligible Collateral Obligation included in the Collateral Portfolio (after giving effect to all Eligible Collateral Obligations to be purchased or sold by the Borrower on such date), the amounts thereof in excess of which shall be aggregated (without duplication) for purposes of calculating the Excess Concentration Amount pursuant to the definition thereof, equal to:

(a)
the sum of the Adjusted Balances of all Eligible Collateral Obligations to Obligors in the same Industry Classification (other than the Obligors in the three largest Industry Classifications) in excess of 10.0% of the Excess Concentration Measure;

(b)
the sum of the Adjusted Balances of all Eligible Collateral Obligations to Obligors in the three largest Industry Classifications in excess of (i) with respect to the largest Industry Classification, 25.0% of the Excess Concentration Measure, (ii) with respect to the second-largest Industry Classification, 15.0% of the Excess Concentration Measure and (iii) with respect to the third-largest Industry Classification, 12.5% of the Excess Concentration Measure; provided that Obligors in the “Energy ~~Equipment & Services~~: Electricity,” “Energy: Oil, & Gas ~~& Consumable Fuels~~,” “Metals & Mining,” ~~“Food & Staples Retailing,” “Internet & Direct Marketing Retail,” “Multiline Retail”~~ or “~~Specialty~~ Retail” Industry Classifications, in the aggregate, shall not exceed 10.0% of the Excess Concentration Measure;

(c)
the sum of the Adjusted Balances of all Eligible Collateral Obligations to the same Obligor (other than the five largest Obligors) in excess of 5.0% of the Excess Concentration Measure; provided that, for purposes of this clause (c), all Collateral Obligations included or expected to be included as part of the Collateral Portfolio, the Obligor of which is an Affiliate of another Obligor, shall be calculated in the aggregate as having a single Obligor;

(d)
the sum of the Adjusted Balances of all Eligible Collateral Obligations to

(i) the largest Obligor in excess of 7.5% of the Excess Concentration Measure, (ii) each of the second and third-largest Obligors in excess of 6.5% of the Excess Concentration Measure, and (iii) each of the fourth and fifth-largest Obligors in excess of 6.0% of the Excess Concentration Measure; provided that, for purposes of this clause (d), all Collateral Obligations included or expected to be included as part of the Collateral

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all Eligible Collateral Obligations to be purchased or sold by the Borrower on such date; provided that, notwithstanding anything to the contrary in this Agreement, after the end of the Reinvestment Period, the Excess Concentration Amount shall be the Excess Concentration Amount as of the last day of the Reinvestment Period.

“Excess Concentration Measure” means, (a) during the Ramp Period, the Minimum Target Amount and (b) thereafter, the Aggregate Adjusted Balance.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Amounts” means (a) any amount received in the Collection Account with respect to any Collateral Obligation included as part of the Collateral Portfolio, which amount is attributable to the payment of any Tax, fee or other charge imposed by any Governmental Authority on such Collateral Obligation or on any Underlying Collateral and (b) any interest or fees (including origination, agency, structuring, management or other up-front fees) that are for the account of the Seller or any other Person from whom the Borrower purchased such Collateral Obligation (including, without limitation, interest accruing prior to the date such Collateral Obligation is purchased by the Borrower), (c) any reimbursement of insurance premiums that were paid from amounts other than Collections, (d) any escrows relating to Taxes, insurance and other amounts in connection with Collateral Obligations which are held in an escrow account for the benefit of the Obligor and the secured party pursuant to escrow arrangements under any Underlying Instrument, (e) any amount received in the Collection Account with respect to any Collateral Obligation sold or transferred by the Borrower pursuant to Section 2.07 to the extent such amount is attributable to a time after the effective date of such sale, (f) any interest accruing on a Collateral Obligation prior to the related Cut-Off Date that was not purchased by the Borrower and is for the account of the Person from whom the Borrower purchased such Collateral Obligation, and (g) any amounts deposited into the Collection Account in manifest error.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) by the jurisdiction (or any political subdivision thereof) under the laws of which such Recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or (ii) that are Other Connection Taxes, (b) in the case of any Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender pursuant to a law in effect on the date on which (i) such Lender becomes a party hereto or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.11, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.11(g), and (d) any Taxes imposed under FATCA.

“Facility Amount” means $~~370,000,000~~445,000,000, as such amounts may vary from time to time in accordance with the terms of this Agreement (including in connection with

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reorganization, arrangement, insolvency, moratorium or liquidation proceedings, (b) is secured by a pledge of specified collateral, which security interest is validly perfected and first priority under Applicable Law (subject to liens permitted under the related Underlying Instrument and liens accorded priority by law in favor of any governmental body) and (c) the Collateral Manager determines in good faith that the value of the Underlying Collateral and/or the Enterprise Value of the related Obligor as of the Cut-Off Date equals or exceeds the Outstanding Balance of such Loan plus the aggregate outstanding balances of all other loans of equal or higher seniority secured by the same collateral.

“First Undrawn Amount” means, as of any date of determination, the lesser of (i) the Undrawn Amount and (ii) an amount equal to 50.0% of the Facility Amount.

“Fitch” means Fitch Ratings, Inc. or any successor thereto.

“Fixed Rate Obligation” means any Eligible Collateral Obligation other than a Floating Rate Obligation.

“Floating Rate Obligation” means any Eligible Collateral Obligation that bears a floating rate of interest.

“Floor” means, with respect to any applicable Benchmark or any applicable Base Rate, a rate of interest equal to 0.0%.

“Fronting Exposure” means, at any time there is a Defaulting Lender, with respect to the Swingline Lender, such Defaulting Lender’s Pro Rata Share of Swingline Advances (other than Swingline Advances as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders, repaid by the Borrower or for which cash collateral or other credit support acceptable to the Swingline Lender shall have been provided in accordance with the terms hereof).

“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is a resident for tax purposes.

“Fundamental Amendment” means any amendment, modification, waiver or supplement of or to this Agreement that would have a material adverse effect on any Lender (as reasonably determined by such Lender) and (a) increase or extend the term of the Commitments (other than an increase in the Commitment of another Lender or the addition of a new Lender) or extend the Termination Date or any component thereof or definition related thereto; (b) extend the date fixed for the payment of any amounts in respect of any Advance or any Fees hereunder, in each case, owing to any such Lender; (c) reduce any Advances Outstanding or the amount of any payment of principal or interest thereon or any Fee or other amounts hereunder owing to any such Lender; (d) reduce the rate at which interest or any Fee is payable hereunder to any Lender (excluding, in each case, any such reduction as a result of a full or partial waiver of interest or Fees accruing at a default rate imposed during an Event of Default or as a result of a waiver of any Event of Default); (e) release any material portion of the Collateral Portfolio, except in connection with dispositions expressly permitted or required hereunder; (f) alter the terms of

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“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.

“Relevant Test Period” means, with respect to any Collateral Obligation, the relevant test period for the calculation of Total Net Leverage Ratio, Senior Net Leverage Ratio, Effective LTV, Facility Attachment Ratio, Gross Debt-to-Recurring-Revenue Ratio, Cash Interest Coverage Ratio or EBITDA or any other term of similar import, as applicable, for such Collateral Obligation in the related Underlying Instrument or, if no such period is provided for therein, for Obligors delivering monthly financial statements, each period of the last 12 consecutive reported calendar months, and for Obligors delivering quarterly financial statements, each period of the last four consecutive reported fiscal quarters of the principal Obligor on such Collateral Obligation; provided that with respect to any Collateral Obligation for which the relevant test period is not provided for in the related Underlying Instrument, if an Obligor is a newly-formed entity as to which 12 consecutive calendar months have not yet elapsed, “Relevant Test Period” shall initially include the period from the date of formation of such Obligor to the end of the twelfth calendar month or fourth fiscal quarter (as the case may be) from the date of formation, and shall subsequently include each period of the last 12 consecutive reported calendar months or four consecutive reported fiscal quarters (as the case may be) of such Obligor.

“Remittance Period” means, (i) as to the initial Payment Date, the period beginning on the Closing Date and ending on, and including, the Determination Date immediately preceding such Payment Date and (ii) as to any subsequent Payment Date, the period beginning on the first day after the most recently ended Remittance Period and ending on, and including, the Determination Date immediately preceding such Payment Date, or, with respect to the final Remittance Period, the Collection Date.

“Replaced Collateral Obligation” has the meaning assigned to that term in Section

2.07(c).

“Replacement Collateral Manager” has the meaning assigned to that term in

Section 6.01(c).

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than an event for which the 30 day notice period has been waived.

“Reporting Date” means the 15th day of each calendar month, or if such day is not a Business Day, the next succeeding Business Day, commencing in September 2023.

“Required Lenders” means, at any time, (a) CBNA, for so long as it (x) is a Lender hereunder and (y) represents at least 20% of the aggregate Commitments (or, if the Commitments have been terminated, the Advances Outstanding); and (b) the Lenders (including CBNA, for so long as it is a Lender hereunder) representing in the aggregate more than 50% of the aggregate Commitments (or, if the Commitments have been terminated, Advances Outstanding); provided that, (i) if at any time there is more than one non-Defaulting Lender

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(h)
reference to any agreement (including any Transaction Document), document or instrument means such agreement, document or instrument as amended, modified, waived, supplemented, restated or replaced and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Transaction Documents, and reference to any promissory note includes any promissory note that is an extension or renewal thereof or a substitute or replacement therefor;

(i)
reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any Section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such Section or other provision;

(j)
references to any delivery or transfer to the Collateral Agent or the Collateral Custodian, as applicable, with respect to any portion of the Collateral Portfolio means delivery or transfer to the Collateral Agent or Collateral Custodian, as applicable, on behalf of the Secured Parties;

(k)
if any date for compliance with the terms or conditions of any Transaction Document falls due on a day which is not a Business Day, then such due date shall be deemed to be the immediately following Business Day;

(l)
references to the date of any acquisition or disposition of any Collateral Obligation for inclusion in the Collateral Portfolio, or the date on which any such Collateral Obligation is added to or removed from the Collateral Portfolio, shall mean the related “trade date” and all calculations required to be made hereunder with respect to the Collateral Obligations and the Borrowing Base shall be made on a trade date basis after giving effect to (x) all purchases or sales to be entered into on such trade date, (y) all Advances requested to be made on such trade date plus the balance of all unfunded Advances to be made in connection with the Borrower’s purchase of previously requested (and approved) Collateral Obligations or any funding with respect to Revolving Obligations and Delayed Draw Obligations included in the Collateral Portfolio and (z) the application of any Principal Collections on deposit in the Principal Collection Account necessary to settle all outstanding and unsettled assignments;

(m)
references to the “occurrence” of an Event of Default or Collateral Manager Default means after any grace period applicable to such Event of Default or Collateral Manager Default and shall not include any Event of Default or Collateral Manager Default that has been expressly waived in writing in accordance with the terms of this Agreement;

(n)
references to the “knowledge” or “actual knowledge” of a Person (including whether any event or circumstance is “known” to any such Person) shall mean, except as explicitly provided herein, the actual knowledge following reasonable inquiry under the circumstances of a Responsible Officer of such Person;

(o)
for purposes of this Agreement, an Event of Default shall be deemed to be

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continuing until it is explicitly waived in accordance with the terms hereof;

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Section 2.11, such assignment, delegation or termination will result in a reduction in such compensation or payments thereafter; and

(c) such assignment, delegation or termination does not conflict with Applicable Law;

provided that, notwithstanding anything herein to the contrary, no Lender shall be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment or delegation, as applicable, cease to apply.

Section 2.25 Benchmark Replacement Setting.

(a)
Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Transaction Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, then the applicable Benchmark Replacement will replace the then-current Benchmark and such Benchmark Replacement shall become effective for all purposes hereunder and under the other Transaction Documents at 5:00 p.m. (New York City time) on the ~~date the Borrower is notified thereof by the Administrative Agent~~fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders; provided that, no replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.25 shall occur prior to the applicable Benchmark Transition Start Date.

(b)
Conforming Changes. In connection with the use or administration of any applicable Benchmark, or the use, administration, adoption or implementation of any Benchmark Replacement, the Administrative Agent (in consultation with the Borrower) shall have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(c)
Notices. The Administrative Agent will promptly notify the Borrower (with a copy to the Collateral Manager, the Lenders and the Collateral Agent) of (i) the implementation of any Benchmark Replacement, (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement and (iii) the removal or reinstatement of any tenor of a Benchmark pursuant to this Section 2.25 and any related definitions or provisions, as applicable.

(d)
Standards for Decisions and Determinations. Any determination, decision or election that may be made by the Administrative Agent pursuant to this Section 2.25, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be

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available such proceeds to any subsidiary, joint venture partner, or other Person (i) to fund any activities or business of or with a Sanctioned Person, or (ii) in any manner that would be prohibited by Sanctions or would otherwise cause any Lender to be in breach of, or penalized or targeted under, any Sanctions. Each Person shall comply with all applicable Sanctions in all material respects, and shall maintain policies and procedures reasonably designed to ensure compliance with Sanctions. The Borrower will notify each Lender and the Administrative Agent in writing not more than one (1) Business Day after becoming aware of any breach of this provision.

(k)
Extension or Amendment of Collateral Portfolio. The Borrower will not extend, amend or otherwise modify the terms of any Collateral Obligation (including the Underlying Collateral) to the extent such extension, amendment or modification is prohibited pursuant to Section 6.04(a) or is consummated in violation of the Collateral Management Standard.

(l)
Restricted Junior Payments. The Borrower shall not make any Restricted Junior Payment other than, so long as no Event of Default nor any Unmatured Event of Default has occurred, is continuing or would result therefrom (including any such Event of Default or Unmatured Event of Default arising or which would arise as a result of any Borrowing Base Deficiency), as applicable, and to the extent otherwise permissible hereunder (i) during the Reinvestment Period, distributions to the Equityholder from amounts on deposit in the Principal Collection Account and (ii) amounts on deposit in the Interest Collection Account that would have been distributed pursuant to Section 2.04(a)(xii) on the immediately preceding Payment Date but for the existence of an Unmatured Event of Default or Event of Default, as applicable, in each case, which has since been cured or waived in accordance with this Agreement.

(m)
ERISA Matters. The Borrower will not (a) engage in any prohibited transaction (within the meaning of ERISA Section 406(a) or (b) or Code Section 4975) for which an exemption is not available or has not previously been obtained from the United States Department of Labor or in any non-exempt violation of applicable statutes, regulations or rulings (other than ERISA or the Code) that imposes prohibitions similar to those contained in Section 406 of ERISA or Section 4975 of the Code, (b) fail, or permit any ERISA Affiliate to fail, to meet the minimum funding standard set forth in Section 302(a) of ERISA and Section 412(a) of the Code with respect to any Pension Plan other than a Multiemployer Plan, (c) fail to make any payments to a Multiemployer Plan that the Borrower or any ERISA Affiliate of the Borrower may be required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto, (d) terminate any Pension Plan so as to result, directly or indirectly in any liability to the Borrower, or (e) permit to exist any occurrence of any Reportable Event with respect to any Pension Plan. The Borrower (a) will not be a Benefit Plan Investor and (b) will not be a Governmental Plan, and none of the underlying assets of the Borrower will be treated as constituting or including assets of any Benefit Plan Investor or Governmental Plan.

(n)
Instructions to Obligors. It will not make any change, or permit the Collateral Manager to make any change, in its instructions to Obligors, agent banks or administrative agents on the Collateral Obligations regarding payments to be made with respect to the Collateral Portfolio to the Collection Account, unless the Administrative Agent has consented to such change (such consent not to be unreasonably withheld or delayed, it being

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understood that any such account to which the Obligors may be instructed to make payments shall be subject to an account control agreement which provides the Collateral Agent with a first priority perfected security interest in such account, as evidenced by an Opinion of Counsel reasonably acceptable to the Administrative Agent).

(o)
Change of Jurisdiction, Location, Names or Location of Collateral Obligation Files. It shall not change the jurisdiction of its formation unless, prior to the effective date of any such change in the jurisdiction of its formation, it receives prior written consent from the Administrative Agent and the Required Lenders of such change. In addition, it will not change its name in any manner that would make any financing statement or continuation statement filed by or on behalf of the Borrower in accordance with this Agreement above seriously misleading unless the Borrower shall have given the Administrative Agent and the Collateral Agent at least 30 days’ prior written notice thereof, and shall promptly file appropriate amendments to all previously filed financing statements and continuation statements (and shall provide a copy of such amendments to the Collateral Agent and Administrative Agent together with an Officer’s Certificate to the effect that all appropriate amendments or other documents in respect of previously filed statements have been filed). It will not change the location of its chief executive office unless prior to the effective date of any such change of location, it notifies the Administrative Agent of such change of location in writing. It will not move, or consent to the Collateral Custodian or the Collateral Manager moving, the Collateral Obligation Files from the location thereof on the Closing Date, unless 30 days (or such shorter notice period as consented to by the Administrative Agent) prior to the effective date of any such move, the Borrower notifies the Administrative Agent of such move in writing. The Administrative Agent will provide each Lender with a copy of any such financing statements, other documents and instruments, and notices promptly upon receipt thereof.

(p)
Allocation of Charges. There will not be any agreement or understanding between the Collateral Manager and the Borrower (other than as expressly set forth herein or as consented to by the Administrative Agent), providing for the allocation or sharing of obligations to make payments or otherwise in respect of any Taxes, fees, assessments or other governmental charges.

(q)
Affiliated Transactions. All Collateral Obligations acquired by the Borrower shall be acquired at arm’s-length from an unaffiliated third party in the ordinary course except as expressly permitted under the Purchase and Sale Agreement or the Master Participation Agreement and in accordance with the terms hereof, it being understood and agreed that, for administrative convenience, Collateral Obligations acquired by the Seller from Affiliates may be settled directly into the Borrower pursuant to an assignment in the manner contemplated by the Purchase and Sale Agreement or the Master Participation Agreement, as applicable.

Section 5.03 Affirmative Covenants of the Collateral Manager. From the Closing Date until the Collection Date:

(a)
Compliance with Law. The Collateral Manager will comply in all material respects with all Applicable Law, including those with respect to servicing the Collateral Portfolio or any part thereof.

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direction of the Administrative Agent and/or the Required Lenders, including without limitation under any applicable power of attorney) will facilitate the transition of the performance of such activities to a successor Collateral Manager pursuant to this Agreement, (ii) remain subject to the Collateral Management Standard, (iii) take all necessary or appropriate actions to facilitate the transfer of all relevant information and documents to any such successor Collateral Manager and cooperate therewith to effect such transfer in an expeditious manner and (iv) exercise its commercially reasonable efforts to assist the successor Collateral Manager in assuming such obligations, in each case, until such time as a successor Collateral Manager shall assume each and all of the Collateral Manager’s obligations hereunder and under any other Transaction Document or other instrument authorized or required thereby and agree to manage, service and administer the Collateral Portfolio on the terms and subject to the conditions set forth herein.

(c)
Appointment of Replacement Collateral Manager. At any time following the delivery of a Collateral Manager Termination Notice (i) the Borrower may nominate a replacement collateral manager and, with the prior written consent of the Administrative Agent (in its sole discretion) ~~and~~or the Required Lenders (which consent, in each case, if not received by the Borrower within seven (7) days of such nomination, shall be deemed to be withheld), appoint a new Collateral Manager, (ii) if such nominee under clause (i) is rejected (or deemed to have been rejected) by the Administrative Agent or the Required Lenders, the Borrower may nominate another replacement collateral manager and, with the prior written consent of the Administrative Agent (in its sole discretion) and the Required Lenders (which consent, in each case, if not received by the Borrower within seven (7) days of such nomination, shall be deemed to be withheld), appoint a new Collateral Manager and (iii) if such nominee under clause (ii) is rejected (or deemed to have been rejected) by the Administrative Agent or the Required Lenders, the Administrative Agent and the Required Lenders shall nominate a replacement collateral manager and, with the prior written consent of the Borrower, appoint a new Collateral Manager (any such appointed new Collateral Manager, the “Replacement Collateral Manager”). In each case, all authority, power, rights and obligations of the Collateral Manager shall pass to and be vested in such Replacement Collateral Manager which appointment shall take effect upon the Replacement Collateral Manager accepting such appointment by a written assumption in a form satisfactory to the Administrative Agent (in its sole discretion) and the Required Lenders. Upon the appointment of a Replacement Collateral Manager, the initial Collateral Manager shall have no liability with respect to any action performed by the Replacement Collateral Manager on or after the date that the Replacement Collateral Manager becomes the successor to the Collateral Manager.

(d)
Liabilities and Obligations of Replacement Collateral Manager. Upon its appointment, the Replacement Collateral Manager shall be the successor in all respects to the Collateral Manager with respect to servicing functions under this Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Collateral Manager by the terms and provisions hereof, and all references in this Agreement to the Collateral Manager shall be deemed to refer to the Replacement Collateral Manager; provided that, the Replacement Collateral Manager shall have (i) no liability with respect to any action performed by the terminated Collateral Manager prior to the date that the Replacement Collateral Manager becomes the successor to the Collateral Manager or any claim of a third party based on any alleged action or inaction of the terminated Collateral Manager, (ii) no obligation to perform any advancing obligations, if any, of the Collateral Manager unless it elects to in its sole discretion,

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(l)
any representation, warranty or certification made by the Borrower or the Equityholder in this Agreement or any other Transaction Document or in any certificate delivered pursuant to this Agreement or any other Transaction Document shall prove to have been incorrect when made, in any material respect, and continues to be unremedied for a period of 30 days (if such failure can be remedied) after the earlier to occur of (i) the date on which written notice of such incorrectness requiring the same to be remedied shall have been given to the Borrower or the Equityholder by the Administrative Agent or the Collateral Agent (which shall be given at the direction of the Administrative Agent) and (ii) the date on which a Responsible Officer of the Borrower or the Equityholder acquires knowledge thereof; or

(m)
failure to pay in full, on the Termination Date, the amount of all Advances Outstanding, and all Yield and all fees accrued and unpaid thereon together with all other Obligations, including, but not limited to, any Optional Prepayment Penalty, Undrawn Fee and/or Make-Whole Fee, as applicable; or

(n)
the (i) failure on the part of the Borrower to maintain at least one Independent Director for more than seven days; provided that no vote for a “Material Action” (as defined in the Borrower Operating Agreement) shall be held until a new Independent Director is appointed, (ii) removal of any Independent Director of the Borrower without “cause” (as such term is defined in the Borrower Operating Agreement) or without giving prior written notice to the Administrative Agent and each Lender, each as required in the Borrower Operating Agreement, (iii) appointment of an Independent Director of the Borrower which is not provided by a nationally-recognized service and with respect to which the Administrative Agent has not provided its prior written consent (such consent not to be unreasonably withheld); or

(o)
the Borrower ceases to have a valid ownership interest in all or any portion of the Collateral Portfolio; or

(p)
the Borrower, the Collateral Manager or the Equityholder makes or attempts to make any assignment of its rights or obligations under this Agreement or any other Transaction Document without first obtaining the specific written consent of each of the Lenders and the Administrative Agent, which consent may be withheld by any Lender or the Administrative Agent in the exercise of its sole and absolute discretion; or

(q)
any default by the Borrower under the Borrower Operating Agreement (that continues and has not been cured after giving effect to any grace and/or cure periods); or

(r)
any Change of Control shall occur; or

(s)
solely to the extent that the Collateral Manager is regulated as a business development company under the 1940 Act, as of the last day of any fiscal quarter, the Collateral Manager’s Asset Coverage Ratio shall be less that the ratio required for a business development company under the 1940 Act;

then, in each case, the Administrative Agent ~~may (so long as CBNA or an Affiliate thereof is the Administrative Agent)~~(x) if it is a Required Lender pursuant to clause (a) of the definition

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thereof, may, or (y) otherwise, ~~or~~ shall ~~(if CBNA or an Affiliate thereof is not the~~

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~~Administrative Agent)~~, at the direction of the Required Lenders, by notice to the Borrower (with a copy to the Collateral Manager and the Equityholder), declare the “Termination Date” to have occurred; provided that, in the case of any Event of Default described in the proviso to Section 7.01(b) or in Section 7.01(c) above, the “Termination Date” shall be deemed to have occurred automatically upon the occurrence of such event (unless otherwise agreed in writing by the Administrative Agent and the Required Lenders). Upon any such declaration or automatic occurrence, (i) the Borrower shall cease purchasing, originating or otherwise acquiring Collateral Obligations, (ii) the Administrative Agent may (so long as CBNA or an Affiliate thereof is the Administrative Agent), or shall (if CBNA or an Affiliate thereof is not the Administrative Agent) upon the direction or with the consent of the Required Lenders, declare the Obligations to be immediately due and payable in full (without presentment, demand, protest or notice of any kind all of which are hereby waived by the Borrower) and (iii) all proceeds and distributions in respect of the Collateral Portfolio shall be distributed by the Collateral Agent (at the direction of the Administrative Agent) as described in Section 2.04(c); provided that, the Borrower shall in any event remain liable to pay such Advances Outstanding and all such amounts and Obligations immediately in accordance with Section 2.04(e). In addition, upon any such declaration or upon any such automatic occurrence, the Collateral Agent, on behalf of the Secured Parties and at the direction of the Administrative Agent, shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of the applicable jurisdiction and other Applicable Law, which rights shall be cumulative. Without limiting any obligation of the Collateral Manager hereunder, the Borrower confirms and agrees that the Collateral Agent, on behalf of the Secured Parties and at the direction of the Administrative Agent, (or any designee thereof, including, without limitation, the Collateral Manager), upon any such automatic occurrence (unless waived in writing by the Administrative Agent with the consent of the Required Lenders) or upon the declaration of the Termination Date during the continuation of an Event of Default, shall, at its option, have the sole right to enforce the Borrower’s rights and remedies under each Assigned Document, but without any obligation on the part of the Administrative Agent, any Lender or any of their respective Affiliates to perform any of the obligations of the Borrower under any such Assigned Document.

Section 7.02 Additional Remedies of the Administrative Agent.

(a)
If, upon the declaration or automatic occurrence of the Termination Date (including, without limitation, the date on which the Termination Date is declared (or is deemed to have occurred automatically) pursuant to Section 7.01), the aggregate outstanding principal amount of the Advances Outstanding, all accrued and unpaid fees (including, but not limited to, any Optional Prepayment Penalty, Undrawn Fee and/or Make-Whole Fee, as applicable) and Yield and any other Obligations are not immediately paid in full, then the Collateral Agent (acting as directed by the Administrative Agent) or the Administrative Agent, in addition to all other rights specified hereunder, shall have the right, in its own name and as agent for the Lenders, to immediately sell (at the Borrower’s expense) in a commercially reasonable manner, in a recognized market (if one exists) at such price or prices as the Administrative Agent may reasonably deem satisfactory, all or any portion of the Collateral Portfolio and apply the proceeds thereof to the Obligations.

(b)
The parties recognize that it may not be possible to sell all of the Collateral Portfolio on a particular Business Day, or in a transaction with the same purchaser, or

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		ANNEX A
Lender	Commitment
Citizens Bank, N.A.	$250,000,000
EverBank, N.A.	$100,000,000
Texas Capital Bank	$20,000,000
Western Alliance Bank	$75,000,000

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Annex A-1

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